                                                                     EXHIBIT 5.1


                          SIMPSON THACHER & BARTLETT
            A PARTNERSHIP WHICH INCLUDES PROFESSIONAL CORPORATIONS
                             425 LEXINGTON AVENUE
                           NEW YORK, N.Y. 10017-3954
                                (212) 455-2000                   LONDON
                                      ___                       HONG KONG
                                                                 TOKYO
WRITER'S DIRECT DIAL NUMBER    TELECOPIER: 455-2502             COLUMBUS
                                  TELEX: 129158
 (212) 455-2000





                                                October 31, 1996



 Chase Manhattan Bank USA,
  National Association
 802 Delaware Avenue
 Wilmington, Delaware 19801

              Re:  Chemical Master Credit Card Trusts
                   Asset-Backed Certificates
                   -------------------------

 Ladies and Gentlemen:

          We have acted as counsel for Chase Manhattan Bank USA, National Association, a banking corporation organized under the laws of the United States (the "Bank"), in connection with the filing by the Bank, on behalf of the Chase Credit Card Master Trusts (the "Trusts"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3, Registration No. 333-04607 (the "Registration Statement"), and Amendment No. 1 to the Registration Statement filed by the Bank under the Act, registering Asset-Backed Certificates representing undivided interests in certain assets of the Trusts (the "Certificates"). The Certificates of a particular Series will be issued pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of September 1, 1996 (the "Pooling and Servicing Agreement") between the Bank, The Chase Manhattan Bank and The Bank of New York, as Trustee (the "Trustee"), and filed as Exhibit 4.1 to the Registration Statement, and a related Series Supplement to the Pooling and Servicing Agreement (a "Series Supplement") between the Bank and the Trustee, substantially in the form filed as Exhibit 4.2 to the Registration Statement.

          In that connection, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Bank,
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Securities and Exchange Commission     -2-                      October 31, 1996



 and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

          1. The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Bank, and assuming due authorization, execution and delivery by the Trustee, the Pooling and Servicing Agreement constitutes a valid and legally binding obligation of the Bank enforceable against the Bank in accordance with its terms.

          2. When the Series Supplement relating to a particular Series of Certificates has been duly authorized, executed and delivered by each of the Bank and the Trustee, such Series Supplement will constitute a valid and legally binding obligation of the Bank enforceable against the Bank in accordance with its terms.

          3. When the Certificates of a particular Series have been duly authorized by the Bank, when such Certificates have been duly executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and the related Series Supplement and when such Certificates have been delivered and sold as contemplated by the Registration Statement, such Certificates will be validly issued and outstanding and entitled to the benefits provided for by the Pooling and Servicing Agreement and such Series Supplement.

          Our opinions set forth in paragraphs 1 and 2 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          We hereby confirm that the statements set forth in the prospectus (the "Prospectus") forming a part of the Registration Statement under the heading "Tax Matters" accurately describe the material federal income tax consequences to holders of the Certificates.
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Securities and Exchange Commission     -3-                      October 31, 1996



          We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

         We hereby consent to the use of our name under the headings "Tax Matters" and "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibits 5.1 and 24.1 thereto.


                                  Very truly yours,

                                  /s/ Simpson Thacher & Bartlett

                                  SIMPSON THACHER & BARTLETT